UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal ETF Trust
_____________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware
_____________________________________________________________________________________
(State of incorporation or organization)

See List Below
_____________________________________________________________________________________
(I.R.S. Employer Identification Number)

898 North Broadway, Suite 2, Massapequa, New York 11758
_____________________________________________________________________________________
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Acruence Active Hedge U.S. Equity ETF	Cboe BZX Exchange, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.                                                 ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.                                                 ☐
Securities Act Registration file number to which this form relates:  333-227298
Securities to be registered pursuant to Section 12(g) of the Act:  Not applicable.

Item 1.     Description of Registrant’s Securities to be Registered.
The securities to be registered hereunder are shares of beneficial interest, with no par value per share (the “Shares”), of the Acruence Active Hedge U.S. Equity ETF (the “Fund”), a series of Tidal ETF Trust (the “Registrant”). An application for listing of the Shares of the Fund has been filed with and approved by Cboe BZX Exchange, Inc. This amendment is being filed to change the primary listing exchange on which the Fund’s shares are listed on May 18, 2022. A description of the Shares is contained in the Prospectus, which is a part of Post-Effective Amendment No. 51 to the Registration Statement on Form N-1A (Registration Nos. 333-227298 and 811-23377), filed with the Securities and Exchange Commission on April 5, 2021, as supplemented. Such description is incorporated by reference herein.
The Trust currently consists of 32 series. The series to which this filing relates and its IRS Employer Identification Number is as follows:
Title of Each Class of Securities to be Registered	RS Employer ID Number
Acruence Active Hedge U.S. Equity ETF	86-1874873

Item 2.     Exhibits
A.
Certificate of Trust dated June 4, 2018, as filed with the state of Delaware on June 4, 2018, for Tidal ETF Trust (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on September 12, 2018.

B.
Registrant’s Declaration of Trust, adopted June 4, 2018 is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Initial Registration Statement on Form N1A, as filed with the SEC on September 12, 2018.

C.
Registrant’s Amended and Restated By-Laws, adopted December 18, 2018 are incorporated herein by reference to Exhibit (b) to Registrant’s Amended Initial Registration Statement on Form N-1A Pre-Effective Amendment No. 1, as filed with the SEC on December 21, 2018.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal ETF Trust

May 12, 2022

By: /s/ Eric W. Falkeis
Name: Eric W. Falkeis
Title: President